EXHIBIT 99.1

                                                               [GRAPHIC OMITTED]
FOR IMMEDIATE RELEASE                                               MAXCOR
---------------------




                  MAXCOR REPORTS FIRST QUARTER 2004 NET INCOME
                  --------------------------------------------
                   INCREASE TO $2.6 MILLION, OR $.32 PER SHARE
                   -------------------------------------------

                    COMMISSION INCOME UP BY 17% OVER Q1 2003
                    ----------------------------------------

                 REGULAR QUARTERLY DIVIDEND OF $.0625 DECLARED,
          PAYABLE ON JUNE 15, 2004 TO HOLDERS OF RECORD ON MAY 28, 2004
          -------------------------------------------------------------

         (New York - May 3, 2004) - Maxcor Financial Group Inc. (Nasdaq: MAXF) today announced increased after-tax net income of $2.6 million, or $.32 per share, for its first quarter ended March 31, 2004. By comparison, for the quarter ended March 31, 2003, Maxcor generated net income of $1.8 million, or $.25 per share.

         Maxcor said that commission income revenues for Q1 2004 increased by 17% to $48.1 million, as compared to $41.1 million for Q1 2003. Overall net revenues for the current quarter, which include revenues from principal transaction gains and losses (including the NTL Inc. related gains and losses described below), were up to $51.4 million, as compared to $37.3 million for Q1 2003.

         Maxcor also reported that its regular quarterly cash dividend of $.0625 per share has been declared by its Board with respect to Q1 2004. The dividend will be paid on June 15, 2004 to holders of record on May 28, 2004. The annualized dividend rate of $.25 per share represents a 2.28% yield based on today's closing share price of $10.98.

         "We are pleased with our continued overall profitability - now for fourteen consecutive quarters - and our revenue growth in the U.S. and Europe," commented Gil Scharf, Maxcor's Chairman and CEO. "The results reflect our commitment to expanding and investing in our businesses in a disciplined fashion. This process includes continuously seeking to add complementary lines of business that can leverage off of our existing infrastructure and contribute on a long-term basis to our revenues and earnings."

         As of March 31, 2004, Maxcor's book value per share was $8.69 per share, up 28% from $6.77 at March 31, 2003.

         Maxcor noted that Q1 2004 results include an after-tax net positive effect of $275,000, or $.03 per share, related to the disputed settlement of NTL Inc. when-issued trades. This amount reflects the net effects of a $625,000 pre-tax principal gain from the resolution of disputed trade settlements with one counterparty and $118,000 in pre-tax ongoing legal costs related to this matter incurred during the quarter. Results for Q1 2003 included an after-tax charge of $3.3 million, or $.46 per share, related to the NTL matter (a $5.9 million pre-tax principal loss and $200,000 in pre-tax legal costs) and an after-tax extraordinary gain of $3.0 million, or $.41 per share, on the discounted purchase of the minority interest in a London-based brokerage subsidiary.

                               Page 5 of 8 Pages

         A more detailed discussion of the current quarter's earnings, as well as the status of NTL trades and their potential financial impact, can be found in Maxcor's Form 10-Q for the quarterly period ended March 31, 2004, which will be filed with the Securities and Exchange Commission (www.sec.gov) on or before May 17, 2004.

         Maxcor Financial Group Inc. (www.maxf.com), through its various Euro Brokers businesses, is a leading domestic and international inter-dealer brokerage firm specializing in interest rate and other derivatives, emerging market debt products, cash deposits and other money market instruments, U.S. Treasury and federal agency bonds and repurchase agreements, and other fixed income securities. Maxcor Financial Inc., the Company's U.S. registered broker-dealer subsidiary, also conducts institutional sales and trading operations in corporate bonds, municipal bonds, convertible securities and equities. The Company employs approximately 500 persons worldwide and maintains principal offices in New York, London and Tokyo.

FOR FURTHER INFORMATION, PLEASE CONTACT:

                  Michelle Jordan (media)
                  714-435-0678 (office)
                  949-632-7848 (cellular)

                  Roger Schwed (Maxcor - New York)
                  646-346-7000 (office)


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This release contains certain "forward-looking" statements made pursuant to the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as "believes," "anticipates," "expects," "intends" and similar phrases. Such forward-looking statements, which describe our current beliefs concerning future business conditions and the outlook for the Company, are subject to significant uncertainties, many of which are beyond our control. Actual results or performance could differ materially from what we expect. Uncertainties include factors such as: market and economic conditions, including the level of trading volumes in the instruments we broker and interest rate volatilities; the effects of any additional terrorist acts or acts of war and governments' military and other responses to them; the success of our technology development and deployment; the status of our relationships with employees, clients, business partners, vendors and clearing firms; possible third-party litigations or regulatory actions against us or other unanticipated contingencies; the scope of our trading gains and losses; the actions of our competitors; and government regulatory changes. Reference is made to the "Cautionary Statements" section of our 2003 Annual Report on Form 10-K and to our subsequent filings with the Securities and Exchange Commission for a fuller description of these and additional uncertainties. The forward-looking statements made herein are only made as of the date of this press release, and we do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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                               Page 6 of 8 Pages

                           MAXCOR FINANCIAL GROUP INC.
                             Selected Financial Data

------------------------------------------------------------------------------------------
                                                      FOR THE THREE      FOR THE THREE
                                                      MONTHS ENDED       MONTHS ENDED
                                                        MARCH 31,          MARCH 31,
                                                          2004               2003
Revenue:                                               (unaudited)        (unaudited)
  Commission income                                   $ 48,050,301       $ 41,149,353
  Principal transactions                                 3,500,510(1)      (4,081,752)(5)
  Interest income                                        1,926,968            639,716
  Other                                                   (375,616)          (319,478)
                                                      ------------       ------------
Gross revenue                                         $ 53,102,163       $ 37,387,839
  Interest expense on securities indebtedness            1,695,279             45,098
                                                      ------------       ------------
Net revenue                                           $ 51,406,884       $ 37,342,741

Net income                                            $  2,605,440(2)    $  1,781,457(6)

Basic earnings per share:                             $       0.36(3)    $       0.25(7)
Diluted earnings per share:                           $       0.32(4)    $       0.25(8)

Weighted average common shares outstanding: basic        7,153,981          7,130,991
Weighted average common shares outstanding: diluted      8,082,514          7,130,991
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

(1) Includes a pre-tax gain of $625,000 recorded for the resolution of disputed settlements of NTL Inc. when-issued trades with a single counterparty. For ease of comparability between periods, Maxcor is continuing to break out any significant items related to the NTL matter from its full results as reported under generally accepted accounting principles. For a more detailed discussion of the current quarter's earnings, as well as the status of NTL trades and their potential financial impact, please refer to Maxcor's Form 10-Q for the quarterly period ended March 31, 2004, which will be filed with the Securities and Exchange Commission (www.sec.gov) on or before May 17, 2004.

(2) Includes a net after-tax positive effect of $275,000 related to NTL when-issued trades, consisting of the $625,000 pre-tax gain discussed in footnote 1 above and ongoing NTL related legal costs of $118,000 pre-tax.

(3) Includes the net positive earnings effect - $.03 per share - of the item discussed in footnote 2 above.

(4) Includes the net positive earnings effect - $.03 per share - of the item discussed in footnote 2 above.

(5) Includes a pre-tax net loss of $5.9 million recorded for the settlement of NTL when-issued trades.

(6) Includes (i) a $3.3 million after-tax charge related to the disputed settlement of NTL when-issued trades, consisting of the $5.9 million pre-tax net loss recorded and described in footnote 5 above, plus $200,000 pre-tax in related legal costs, and (ii) an after-tax extraordinary gain of $3.0 million relating to Maxcor's discounted purchase of the minority interest held in a London-based brokerage subsidiary.

(7) Includes the net negative earnings effect - $.05 per share - of the items described in footnote 6 above.

(8) Includes the net negative earnings effect - $.05 per share - of the items described in footnote 6 above.

                               Page 7 of 8 Pages

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                                                   AS OF               AS OF
                                                  MARCH 31,           MARCH 31,
                                                    2004                2003
                                                 (unaudited)         (unaudited)

Stockholders' equity                            $ 62,314,798        $ 48,111,825

Common shares outstanding                          7,166,973           7,105,760

Book value per share                            $       8.69        $       6.77
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                               Page 8 of 8 Pages